                                                                    Exhibit 99.1

                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


         Amendment No. 1 to Agreement and Plan of Merger, dated as of August 4, 2000 (this "AMENDMENT"), to the Agreement and Plan of Merger, dated as of July 30, 2000 (the "MERGER AGREEMENT") among Pearson plc, a public limited company registered in England and Wales, PN Acquisition Subsidiary Inc., a Minnesota corporation and National Computer Systems, Inc. a Minnesota corporation.

         WHEREAS, the parties desire to amend the Merger Agreement in certain respects.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         SECTION 1.  AMENDMENTS TO MERGER AGREEMENT.

         (a) The third sentence of Section 1.01(a) of the Merger Agreement is hereby deleted in its entirety and replaced with:

         "The initial expiration date of the Offer shall be the 23rd business day following the date on which the Offer is commenced."

         (b) Clause (C) of Section 1.01(a) of the Merger Agreement shall be deleted in its entirety and replaced with:

         "(C) extend the Offer for an aggregate period of not more than 17 business days beyond the initial expiration date of the Offer to the extent required by Parent to enable Parent and Sub to complete the financing of the purchase of shares of Company Common Stock tendered pursuant to the Offer or"

         SECTION 2. MISCELLANEOUS. Except as and to the extent expressly modified by this Amendment, the Merger Agreement (including all exhibits thereto) shall remain in full force and effect in all respects. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Minnesota. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                   PEARSON PLC



                                   By:  /s/ Marjorie Scardino
                                        ---------------------------------------
                                        Name:  Marjorie Scardino
                                        Title:  Chief Executive


                                   PN ACQUISITION SUBSIDIARY INC.



                                   By: /s/ Robert Dancy
                                       ----------------------------------------
                                       Name:  Robert Dancy
                                       Title:  Vice Preisdent


                                    NATIONAL COMPUTER SYSTEMS, INC.


                                    By: /s/ Russell A. Gullotti
                                        ---------------------------------------
                                        Name:  Russell A. Gullotti
                                        Title:  Chairman, President and
                                                   Chief Executive Officer



        Signature page to Amendment No. 1 to Agreement and Plan of Merger